[PricewaterhouseCoopers letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the Pioneer Protected Principal Plus Fund of our report dated March 21, 2003, relating to the financial statements of Main Place Funding, LLC which appears in Main Place Funding, LLC's Annual Report on Form 10-K for the year ended December 31, 2002.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
April 30, 2003

[PricewaterhouseCoopers letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the Pioneer Protected Principal Plus Fund of our report dated January 15, 2003, relating to the financial statements of Bank of America Corporation, which appears in Bank of America Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
April 30, 2003